UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2015

New Asia Holdings, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	45-0460095
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

33 Ubi Ave 3 07-58 Vertex Tower A Singapore, 408868
(Address of principal executive offices)

+65-6702-3808
(Issuer’s telephone number)
__________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                      Creation of A Direct Financial Obligation

Item 8.01 is incorporated by Reference

Item 8.01                      Other Events.

On August 19th, 2015, the Board of Directors of New Asia Holdings Inc (OTCQB: NAHD), formerly DM Products Inc (DMPD) approved a resolution that acknowledged the facts that New Asia Holdings Ltd, the principal controlling shareholder of NAHD, has advanced all of the funds that the Company has used for Operating Expenses, to date. Through 19th August, 2015, New Asia Holdings Ltd has advanced a total of  $220,000. The Board of Directors further acknowledged that within the next 30 days an additional advance from New Asia Holdings Ltd will be required for further operating expenses, totaling an additional $80,000, thus the total advances to the Company by the Principal Shareholder, New Asia Holdings Ltd, will total  $300,000.

The Board further resolved that these advances will be on the basis of an Interest-Free loan to the Company to be repaid by the close of business, 31st, October, 2015. However, if the Company is unable to repay these advances by said date, New Asia Holdings Ltd, at its sole discretion, will have the option to extend the repayment deadline or convert all or a portion of the above advances into Common Stock at a conversion price of $0.02 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Asia Holdings, Inc.

Date August 21st, 2015	By:	/s/ Lin Kok Peng
Lin Kok Peng
Chief Executive Officer